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                                                                     EXHIBIT 3.5

                              AMENDED & RESTATED
                        CERTIFICATE OF INCORPORATION OF
                               GLOBALSCAPE, INC.


     It is hereby certified that:

     First: The name of the corporation is "GlobalSCAPE, Inc." (the "Corporation").

     Second: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware, on the 17th day of April, 1996.

     Third: The Amendment to the Certificate of Incorporation of the Corporation effected by this Amended & Restated Certificate of Incorporation (the "Amendment") is to provide that the Corporation shall indemnify each director and officer of the Corporation who may be indemnified, to the fullest extent permitted by Section 145 of the General Corporation Law, as it may be amended from time to time, except as set forth in the Corporation's Bylaws;

     Fourth: The Amendment and the Amended & Restatement of the Certificate of Incorporation herein certified (the "Certificate") have been duly adopted by the stockholders in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the Amendment and of the Certificate shall be given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

     Fifth: This Certificate shall be effective as of the date it is filed with the Secretary of State of Delaware.

     Sixth: That the text of the Certificate of Incorporation of the Corporation, as amended, is hereby restated and further amended as of the date this Certificate is filed with the Secretary of State of the State of Delaware, to read in full, as follows:



                              AMENDED & RESTATED
                        CERTIFICATE OF INCORPORATION OF
                               GLOBALSCAPE, INC.

                                     FIRST

               The name of the Corporation is GLOBALSCAPE, INC.

                                    SECOND

               The address of the Corporation's registered office in the State of Delaware is 1013 Center Road, Wilmington, New Castle County, Delaware 19805. The name of the Corporation's registered agent at such address is Corporation Service Company.
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                                     THIRD

            The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                     FOURTH

Section 1.  Authorization of Shares.
            ------------------------

            The total number of shares of capital stock which the Corporation shall have the authority to issue is 50,000,000 shares, consisting of 40,000,000 shares of common stock, par value $0.001 per share ("Common Stock"), and 10,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock").

Section 2.  Common Stock.
            -------------

     2.1    Dividends.  The holders of shares of Common Stock shall be entitled
            ---------
to receive such dividends as from time to time may be declared by the Board of Directors of the Corporation, subject to any preferential payments to which the holders of shares of any series of Preferred Stock shall be entitled as may be stated and expressed pursuant to the resolution establishing any such series of Preferred Stock.

     2.2    Liquidation. In the event of any liquidation, dissolution or winding
            -----------
up of the Corporation, whether voluntary or involuntary, after payment shall have been made to any holders of shares of any series of Preferred Stock then outstanding of the full amounts of preferential payments to which they shall respectively be entitled as may be stated and expressed pursuant to the resolution establishing any such series of Preferred Stock, the holders of shares of Common Stock then outstanding shall be entitled to share ratably based upon the number of shares of Common Stock held by them in all remaining assets of the Corporation available for distribution to its shareholders.

     2.3    Voting Rights. All shares of Common Stock shall be identical with
            -------------
each other in every respect. The shares of Common Stock shall entitle the holders thereof to one vote for each share upon all matters upon which shareholders have the right to vote.

Section 3.  Preferred Stock.
            ----------------

            The Board of Directors is authorized to establish, from time to time, one or more series of any class of shares, to increase or decrease the number within each series, and to fix the designations, powers, preferences and relative, participating, optional or other rights of such series and any qualifications, limitations or restrictions thereof.

                                     FIFTH

            In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend and repeal the
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Bylaws of the Corporation. Directors need not be elected by written ballot unless expressly required by the Bylaws of the Corporation.

                                     SIXTH

          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the Corporation or stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          If the Delaware General Corporation Law is amended after the date of filing of this Certificate of Incorporation to authorize corporate action further limiting or eliminating the personal liability of a director, then the liability of the directors of the Corporation shall be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                    SEVENTH

          The Corporation shall indemnify each director and officer of the Corporation who may be indemnified, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("Section 145"), as it may be amended from time to time, in each and every situation where the Corporation is obligated to make such indemnification pursuant to Section 145, except as otherwise set forth in the Bylaws of the Corporation. In addition, the Corporation shall indemnify each of the Corporation's directors and officers in each and every situation where, under Section 145, the Corporation is not obligated, but is permitted or empowered, to make such indemnification, except as otherwise set forth in the Bylaws of the Corporation. The Corporation may, in the sole discretion of the Board of Directors, indemnify any other person who may be indemnified pursuant to Section 145 to the extent the Board of Directors deems advisable, as permitted by such section, except as otherwise set forth in the Bylaws of the Corporation. The Corporation shall promptly make or cause to be made any determination which Section 145 requires, except as otherwise set forth in the Bylaws of the Corporation.
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     IN WITNESS WHEREOF, the undersigned does make this Certificate, hereby declaring and certifying that this is the act and deed of the Corporation, and the facts herein stated are true, and accordingly, have hereunto set my hand and caused the Corporate Seal of the Corporation to be hereunto affixed this 30 day of August, 2000.

                                    /s/ SANDRA POOLE-CHRISTAL
                                    ____________________________________
                                    Sandra Poole-Christal
                                    President